As filed with the Securities and Exchange Commission on October 18, 2013

Registration No. 333-186049

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNILIFE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	27-1049354
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania	17406
(Address of principal executive offices)	(Zip Code)

UNILIFE CORPORATION 2009 STOCK INCENTIVE PLAN

UNILIFE CORPORATION EMPLOYEE STOCK OPTION PLAN

(Full title of plans)

(Copy to:)

J. Christopher Naftzger	Marc Ross, Esq.
Unilife Corporation	Sichenzia Ross Friedman Ference LLP
250 Cross Farm Lane	61 Broadway, 32nd Floor
York, Pennsylvania 17406	New York, New York 10006
Tel: (717) 384-3400	Tel: (212) 930-9700
Fax: (717) 384-3402	Fax: (212) 930-9725
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Add’l Reg. Nos.: 333-164964 and 333-178882

EXPLANATORY NOTE

Pursuant to Rule 429 of the Securities Act of 1933, as amended (the “Securities Act”), this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, File No. 333-186049, of Unilife Corporation (“Unilife,” the “Company,” “we”, “us” or “our”) also serves as Post-Effective Amendments to the Registration Statements on Form S-8 of the Company identified by the following File Nos.: 333-164964 and 333-178882.

This Post-Effective Amendment No. 1 to Form S-8 is being filed solely for the purpose of filing the reoffer prospectus that forms a part of this Post-Effective Amendment relating to the resale of control securities acquired or to be acquired by selling stockholders pursuant to the Company’s 2009 Stock Incentive Plan and Employee Stock Option Plan (the “Plans”). The reoffer prospectus contained herein is intended to be a combined prospectus under Rule 429 of the Securities Act, and has been prepared in accordance with the requirements of General Instruction C of Form S-8 and Part I of Form S-3, to be used in connection with reoffers and resales of control securities that have been or will be acquired by the selling stockholders.

1

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Company has sent or given or will send or give documents containing the information specified by Part I of this Registration Statement to participants in the Plans, as specified in Rule 428(b)(1)(i) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act. The Company is not filing such documents with the SEC, but these documents constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), and other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Secretary

Unilife Corporation

250 Cross Farm Lane

York, Pennsylvania 17406

Telephone: (717) 384-3400

2

REOFFER PROSPECTUS

10,637,484 Shares of Common Stock

This prospectus relates to the public resale, from time to time, of an aggregate of 10,637,484 shares (the “Shares”) of our common stock, $.01 par value per share, by certain shareholders identified below in the section entitled “The Selling Stockholders.” These Shares have been or may be acquired upon the exercise of stock options granted pursuant to our 2009 Equity Incentive Plan and Employee Stock Option Plan (the “Plans”) and the vesting of restricted stock granted pursuant to the Plans.

We will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares covered by this prospectus.

We have not entered into any underwriting arrangements in connection with the sale of Shares. The Shares may be sold from time to time by the Selling Stockholders or by permitted pledgees, donees, transferees or other permitted successors in interest and may be made on the NASDAQ Capital Market at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

Our common stock is listed on the Global Market of The NASDAQ Stock Market LLC, or NASDAQ, under the symbol “UNIS.” On October 17, 2013, the closing bid price for our common stock on NASDAQ was $3.60 per share. Our Chess Depositary Interests (each representing one-sixth of one share of Unilife common stock) are listed on the Australian Securities Exchange under the symbol “UNS.” On October 17, 2013, the last reported sale price of our Chess Depositary Interests was A$0.61 per Chess Depositary Interest.

Investing in our securities involves a high degree of risk. See “Risk Factors,” beginning on page 2 of this prospectus to read about factors you should consider before buying the securities offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 18, 2013

ABOUT THIS PROSPECTUS

In this prospectus, the “Company,” “Unilife,” “we,” “us,” “our,” “ours” and similar names refer to Unilife Corporation and its consolidated subsidiaries.

You should rely only on the information contained in this prospectus or incorporated herein. We have not authorized anyone to provide you with information that is different. The distribution of this prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. The information contained, or incorporated by reference, in this prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus, or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus, including the documents we have referred you to in the section entitled “Where You Can Find More Information”.

Information on the shares offered pursuant to this reoffer prospectus, as listed below, do not necessarily indicate that the Selling Stockholder presently intends to sell any or all of the shares so listed.

This offering of our shares of common stock will not be extended to investors in Australia. Accordingly, the prospectus is not a prospectus or disclosure document for the purposes of the Australian Corporations Act 2001 (Cth) (“Corporations Act”) and it has not been lodged with the Australian Securities & Investments Commission. The purpose of this offering of our shares of common stock is not to facilitate the subsequent sale or transfer of such shares of common stock (or the grant, issue or transfer of any interest in or option over shares of our common stock) into Australia within 12 months following the date of issue of such shares of common stock. By purchasing our shares of common stock under this prospectus you will be deemed to have warranted to us that you do not intend to resell any such shares (or grant, issue or transfer any interest in or option over such shares of our common stock) in Australia during the period of 12 months following such purchase.

PROSPECTUS SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in shares of our common stock in this offering. You should carefully read this entire prospectus, including the “Risk Factors” section beginning on page 2 of this prospectus and the financial statements and the other information incorporated by reference in this prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Overview

We are a U.S. based developer; manufacturer and supplier of injectable drug delivery systems. Our customers are pharmaceutical and biotechnology companies who seek to leverage our innovative, differentiated and customizable devices to enable or enhance the clinical development, regulatory approval and commercial lifecycles of their injectable biologics, drugs and vaccines. We manufacture and supply our proprietary devices to pharmaceutical companies in a format where they can be filled and packaged with an injectable therapy prior to its shipment to the end-user for safe, simple and convenient administration.

Corporate Information

Unilife Corporation was incorporated in Delaware on July 2, 2009 as a wholly-owned subsidiary of Unilife Medical Solutions Limited, an Australian corporation (now Unilife Medical Solutions Pty Limited) (“UMSL”). On January 27, 2010, Unilife Corporation became the parent company of UMSL upon completion of the redomiciliation of Unilife Corporation from Australia to the State of Delaware and UMSL’s shareholders and option holders exchanged their interests in UMSL for equivalent interests in Unilife Corporation. Following completion of the redomiciliation, Unilife Corporation replaced UMSL as the entity listed on the Australian Securities Exchange. Our principal executive offices are located at 250 Cross Farm Lane, York, Pennsylvania 17406. Our telephone number is +1 717 384 3400.

UMSL was incorporated on June 28, 1985. UMSL acquired all of the issued shares of Unitract Pty Limited in November 2002, and changed its name to Unitract Limited (now Unilife Medical Solutions Pty Limited), listed on the Australian Securities Exchange under the ticker “UNI” and continued Unitract’s business operations. In January 2007, UMSL acquired all the stock of Integrated BioSciences, Inc., a Pennsylvania-based company, which in February 2009 changed its corporate name to Unilife Medical Solutions, Inc.

You can obtain more information regarding our business and industry by reading our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 filed with the Securities and Exchange Commission, or SEC on September 13, 2013 and the other reports we file with the SEC.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Those statements are therefore entitled to the protection of the safe harbor provisions of these laws. These forward-looking statements, which are usually accompanied by words such as “may,” “might,” “will,” “should,” “could,” “intends,” “estimates,” “predicts,” “potential,” “continue,” “believes,” “anticipates,” “plans,” “expects” and similar expressions, involve risks and uncertainties, and relate to, without limitation, statements about our products, our market opportunities, our strategy, our competition, our projected revenue, expense levels and cash spend and the adequacy of our available cash resources. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or forecasted in, or implied by, such forward-looking statements, including those factors to which we refer you in “Risk Factors” below.

Our business, financial condition, results of operations and prospects may change. Although we believe that the expectations reflected in these forward-looking statements are based upon reasonable assumptions, no assurance can be given that such expectations will be attained or that any deviations will not be material. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus and the documents that we incorporate by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We disclaim any obligation or undertaking to disseminate any updates or revision to any forward-looking statement to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

You should read this prospectus and the documents that we incorporate by reference herein, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information contained, or incorporated by reference, in this prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus, or of any sale of our securities. We qualify all of the information presented in this prospectus and particularly our forward-looking statements, by these cautionary statements.

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, as such discussions may be amended, supplemented and updated in subsequent reports filed by us with the SEC and that is incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also affect our business operations. If any of such risks and uncertainties actually occurs, our business, financial condition and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

Risks Related to this Offering and our Common Stock

We currently do not generate substantial product revenue and may need additional funding to meet our future capital needs. Such funding may not be available on favorable terms, if at all, and may be dilutive to our existing stockholders.

To date, we have generated no substantial product revenue. Therefore, we have to fund all of our operations and development expenditures from cash on hand and equity or debt financings. We may need to raise additional funding for our product development programs and commercialization efforts. We cannot provide assurance that we will be able to raise additional funding, if needed, on terms favorable to us, or at all. If we raise additional funds through the issuance of equity securities, our shares of common stock may suffer dilution. If we raise additional funds from debt financing, we may be obligated to abide by restrictive covenants contained in the debt financing agreements, which may make it more difficult for us to operate our business. If we are unable to secure additional funding, our ability to continue our product development and commercialization programs would be delayed, reduced or eliminated.

The trading price of our shares of common stock may fluctuate significantly.

The price of our shares of common stock may be volatile, which means that it could decline substantially within a short period of time. The trading price of the shares may fluctuate, and investors may experience a decrease in the value of the shares that they hold, sometimes regardless of our operating performance or prospects. The trading price of our common stock could fluctuate significantly for many reasons, including the following:

•	future announcements concerning our business and that of our competitors including in particular, the progress of our commercial sales for the Unifill syringe and the development programs for the other advanced drug delivery devices;

•	regulatory developments, enforcement actions bearing on advertising, marketing or sales of our current or pipeline products;

•	quarterly variations in operating results;

•	negative reporting about us in the press;

•	introduction of new products or changes in product pricing policies by us or our competitors;

•	acquisition or loss of significant customers, distributors or suppliers;

•	business acquisitions or divestitures;

•	changes in third party reimbursement practices;

•	fluctuations of investor interest in the medical device sector; and

•	fluctuations in the economy, world political events or general market conditions.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by purchasers in this offering, and purchasers purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by purchasers in this offering. In addition, we have a significant number of options and warrants outstanding. If the holders of our outstanding options and warrants exercise them, you may incur further dilution.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares covered by this prospectus. While we will receive sums upon the exercise of any options by the Selling Stockholders, we currently have no plans for their application, other than for general corporate purposes. We cannot assure you that any such options will be exercised.

THE SELLING STOCKHOLDERS

This reoffer prospectus relates to Shares that are being registered for reoffer and resale by Selling Stockholders who have received or acquired, or may hereafter receive or acquire, the shares pursuant to the Plans. The Selling Stockholders may resell all, a portion, or none of the shares of common stock from time to time.

The following table sets forth (a) the name of each Selling Stockholder; (b) the number of shares of common stock beneficially owned by each Selling Stockholder as of October 17, 2013; (c) the maximum number of shares of common stock that each Selling Stockholder may offer for sale from time to time pursuant to this reoffer prospectus, whether or not the Selling Stockholder has any present intention to do so and whether or not such shares have previously been issued to the Selling Stockholders or may in the future be issued, if at all; and (d) the number of shares of common stock and the percentage of common stock that would be beneficially owned by each Selling Stockholders assuming the sale of all shares offered hereby. All information with respect to beneficial ownership has been furnished by the Selling Stockholders. The inclusion in the table below of the individuals named therein shall not be deemed to be an admission that any such individuals are our “affiliates” as that term is defined under Rule 405 under the Securities Act.

Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. The beneficial ownership percentages set forth below are based on 100,491,541 shares of common stock outstanding as of October 17, 2013. All shares of common stock owned by such person, including shares of common stock underlying stock options that are currently exercisable or exercisable within 60 days after October 17, 2013 (all of which we refer to as being currently exercisable) are deemed to be outstanding and beneficially owned by that person for the purpose of computing the ownership percentage of that person, but are not considered outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, to our knowledge, each person listed in the table below has sole voting and investment power with respect to the shares shown to be beneficially owned by such person, except to the extent that applicable law gives spouses shared authority.

Information concerning the identities of the Selling Stockholders, the number of shares that may be sold by each Selling Stockholder and information about the shares beneficially owned by the Selling Stockholders may from time to time be updated in supplements to this reoffer prospectus, which will be filed with the SEC in accordance with Rule 424(b) of the Securities Act if and when necessary. The names of persons selling shares under this reoffer prospectus and the amount of such shares are set forth below to the extent we presently have such information.

Information on the shares offered pursuant to this reoffer prospectus, as listed below, do not necessarily indicate that the Selling Stockholder presently intends to sell any or all of the shares so listed. Because the Selling Stockholders may sell none, some or all of the shares owned by them which are included in this reoffer prospectus, no estimate can be given as to the number of shares available for resale hereby that will be held by the Selling Stockholders upon the termination of the offering made hereby. Although none of the selling stockholders presently intends to sell any or all of the shares so listed,we have assumed, for purposes of the following table, that the Selling Stockholders will sell all of the shares owned by them that are being offered hereby, but will not sell any other shares of our common stock that they presently own.

The address of each Selling Stockholder is c/o Unilife Corporation, 250 Cross Farm Lane, York, Pennsylvania 17406.

Name	Position	Number of Shares Beneficially Owned	Number of Shares Included in the Offering	Number of Shares Beneficially Owned After the Offering	Percentage of Shares of Common Stock Owned After the Offering
Slavko James Joseph Bosnjak	Chairman of Board	532,451	211,667	320,784	*

Alan Shortall (1)	CEO and Director	7,014,117	6,832,667	1,515,450	1.5%

John Lund (2)	Director	166,000	145,000	21,000	*

William Galle (2)	Director	145,000	145,000	—	*

Jeff Carter (2)	Director	174,178	145,000	29,178	*

Mary Katherine Wold (2)	Director	145,000	145,000	—	*

R Richard Wieland II (3)	Chief Financial Officer	238,698	246,176	—	*

Ramin Mojdeh, Ph.D. (4)	Chief Operating Officer	1,910,850	1,876,250	109,600	*

J. Christopher Naftzger (5)	Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer	292,988	292,261	5,000	*

Mark V. Iampietro (6)	Vice President of Quality and Regulatory Affairs	296,986	300,939	—	*

Dennis Pyers (7)	Vice President, Controller, Chief Accounting Officer	293,571	297,524	—	*

*	Less than one percent.

(1)	Includes 466,400 shares of restricted stock which are subject to performance based vesting conditions. Includes options to purchase 250,000 shares of common stock which are currently exercisable. The number of shares beneficially owned does not include options to purchase 1,334,000 shares of common stock which are not currently exercisable.
(2)	Includes options to purchase 100,000 shares of common stock which are currently exercisable.
(3)	Includes 115,000 shares of restricted stock which are subject to time based vesting conditions. Includes options to purchase 14,958 shares of common stock which are currently exercisable. The number of shares beneficially owned does not include options to purchase 7,478 shares of common stock which are not currently exercisable.
(4)	Includes 20,000 shares of restricted stock that are subject to performance based vesting conditions. Includes 232,500 shares of restricted stock which are subject to time based vesting conditions. Includes options to purchase 225,000 shares of common stock which are currently exercisable. The number of shares beneficially owned does not include options to purchase 75,000 shares of common stock which are not currently exercisable.
(5)	Includes 176,666 shares of restricted stock that are subject to time based vesting conditions. Includes options to purchase 68,548 shares of common stock which are currently exercisable. The number of shares beneficially owned does not include options to purchase 4,273 shares of common stock which are not currently exercisable.
(6)	Includes 136,493 shares of restricted stock which are subject to time based vesting conditions. Includes options to purchase 7,906 shares of common stock which are currently exercisable. The number of shares beneficially owned does not include options to purchase 3,953 shares of common stock which are not currently exercisable.
(7)	Includes 200,268 shares of restricted stock which are subject to time based vesting conditions. Includes options to purchase 87,906 shares of common stock which are exercisable. The number of shares beneficially owned does not include options to purchase 3,953 shares of common stock which are not currently exercisable.

PLAN OF DISTRIBUTION

As used in this prospectus, “Selling Stockholder” includes the Selling Stockholder named above and his or her donees, pledgees, transferees or other successors in interest selling shares received from named Selling Stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus. We have been advised that the Selling Stockholder may effect sales of the Shares directly, or indirectly by or through underwriters, agents or broker-dealers, and that the Shares may be sold by one or a combination of several of the following methods:

•	one or more block transactions, in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	on the Nasdaq Global Market or on any other national securities exchange or quotation service on which our Shares may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	through distributions to creditors and equity holders of the Selling Stockholder; or

•	any combination of the foregoing, or any other available means allowable under applicable law.

We will bear all costs, expenses and fees in connection with the registration and sale of the Shares covered by this prospectus, other than underwriting discounts and selling commissions. We will not receive any proceeds from the sale of the shares of the Shares covered hereby. The Selling Stockholder will bear all commissions and discounts, if any, attributable to sales of the shares. The Selling Stockholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

The Selling Stockholder may sell the shares covered by this prospectus from time to time, and may also decide not to sell all or any of the shares he is allowed to sell under this prospectus. The Selling Stockholder will act independently of us in making decisions regarding the timing, manner and size of each sale. The Selling Stockholder may effect sales by selling the shares directly to purchasers in individually negotiated transactions, or to or through broker-dealers, which may act as agents or principals. The Selling Stockholder may sell his shares at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices.

Additionally, the Selling Stockholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder also may sell shares short and redeliver shares to close out such short positions. The Selling Stockholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The Selling Stockholder also may loan or pledge shares to a broker-dealer. The broker-dealer may sell the shares so loaned or pledged pursuant to this prospectus.

The Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus, including in short sale transactions. If so, the third party may use securities pledged by the Selling Stockholder or borrowed from the Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus (or a post-effective amendment).

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Stockholders. Broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in the resales.

In connection with sales of the Shares covered hereby, the Selling Stockholder and any broker-dealers or agents and any other participating broker-dealers who execute sales for the Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act. Accordingly, any profits realized by the Selling Stockholder and any compensation earned by such broker-dealers or agents may be deemed to be underwriting discounts and commissions. Because the Selling Stockholder may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the Selling Stockholder will be subject to the prospectus delivery requirements of that act. We will make copies of this prospectus (as it may be amended or supplemented from time to time) available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements. In addition, any shares of the Selling Stockholder covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

The Selling Stockholder will be subject to applicable provisions of Regulation M of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Stockholder. These restrictions may affect the marketability of such shares.

In order to comply with applicable securities laws of some states, the Shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available.

To the extent necessary, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. We will file a supplement to this prospectus, if required, upon being notified by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. The supplement will disclose the name of the Selling Stockholder and of the participating broker-dealer(s); the number of shares involved; the price at which such shares were sold; the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; that such broker-dealer(s) did not conduct any investigation to verify the information contained in or incorporated by reference in this prospectus; and any other facts material to the transaction.

LEGAL MATTERS

The validity of the securities we are offering will be passed upon by Sichenzia Ross Friedman Ference LLP, New York New York.

EXPERTS

The consolidated financial statements of Unilife Corporation as of June 30, 2013 and 2012 and for each of the years in the three-year period ended June 30, 2013, and management’s assessment of the effectiveness of internal controls over financial reporting as of June 30, 2013 contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the June 30, 2013 consolidated financial statements contains an explanatory paragraph that states that the Company has incurred recurring losses from operations and has limited cash resources, which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

MATERIAL CHANGES

On September 30, 2013, Varilease Finance, Inc. and CCA Financial LLC (collectively, “Varilease”), the two entities that previously provided the Company with $9.7 million in secured financing for production equipment for the Unifill syringe, filed an action in the State of Michigan in the Circuit Court for the County of Oakland, Case No. 2013-136458-CK seeking a judgment confirming the terms of the lease. Under the lease, Varilease and the Company were to negotiate a buyout rate at the end of the two-year lease term, which Varilease represented to us during the lease negotiations would be 15% of the amount financed. When the Company notified Varilease that it wanted to exercise the buyout of the equipment, Varilease claimed a buyout rate significantly more than the 15%. Under the terms of the lease, if the parties are unable to agree on a buyout rate by the end of the lease term, the lease will automatically renew for an additional 12-month period and the Company would be responsible for another year of lease payments. Varilease’s action in Michigan state court asks the court to confirm that the parties have been unable to agree on a buyout rate and therefore under the terms of the lease the lease is automatically extended for one year.

The Company subsequently filed suit on September 30, 2013 against Varilease in the U.S. District Court for the Eastern District of Michigan, Case No. 2:13-cv-14174-SFC-LJM alleging, among other things, that Varilease fraudulently induced the Company into entering the lease by making misrepresentations about the buyout rate. The Company seeks, among things, to have the federal court enforce the original 15% buyout rate and to enjoin Varilease from declaring a default under the lease. On October 17, 2013, in a stipulated order, the U.S. District Court ordered that the Company continue to make the same monthly payments under the lease, that as long as the Company makes timely payments, Varilease shall not declare a default, and that Varilease is required to provide advance notice of a default. A settlement conference has been scheduled to take place on October 30, 2013. While the Company intends to vigorously pursue our claims and defend itself in the actions described above, it is not possible to determine the outcome of either case.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov.

No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents and information previously filed or to be filed by us with the SEC are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended June 30, 2013 filed with the SEC on September 13, 2013;

•	our Schedule 14-A filed with the SEC on October 7, 2013; and

•	the description of our common stock included in our registration statement on Form 10 dated February 11, 2010, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or complete, are deemed to be incorporated by reference into, and to be a part of, this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Investor Relations

Unilife Corporation

250 Cross Farm Lane

York, Pennsylvania 17406

Telephone: (717) 384-3400

We also maintain an Internet site at www.unilife.com at which there is additional information about our business, but the contents of that site are not incorporated by reference into, and are not otherwise a part of, this prospectus.

             Shares of

Common Stock

Reoffer Prospectus

October 18, 2013

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

The following documents and information previously filed or to be filed by us with the SEC are incorporated by reference in this Registration Statement:

(a)	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, filed with the SEC on September 13, 2013;

(b)	Our Schedule 14-A filed with the SEC on October 7, 2013; and

(c)	The description of our common stock included in our registration statement on Form 10 dated February 11, 2010, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Our Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our Bylaws provide that, to the fullest extent permitted by Delaware law, we will indemnify, and advance expenses to, a director or officer in an action brought by reason of the fact that the director or officer is or was our director or officer, or is or was serving at our request as a director or officer of any other entity, against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith. We may maintain insurance to protect a director or officer against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under Delaware law.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending litigation or proceeding against any of our directors, officers or employees for which indemnification is sought.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1	Certificate of Incorporation of Unilife Corporation (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form 10 filed on November 12, 2009)

3.2	Amended and Restated Bylaws of Unilife Corporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on August 17, 2010)

4.1	Unilife Corporation 2009 Stock Incentive Plan, as amended December 1, 2011 (incorporated by reference to Annex A to the Registrant’s Proxy Statement on Schedule 14A filed on October 14, 2011)

4.2	Unilife Corporation Employee Stock Option Plan (incorporated by reference to Exhibit 10.17 to the Registrant’s Registration Statement on Form 10 (File No. 001-34540))

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

23.1	Consent of KPMG LLP

23.2	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

Item 9.	Undertakings.

The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in York, Pennsylvania on October 18, 2013.

UNILIFE CORPORATION

By:	/s/ Alan D. Shortall
Name:	Alan D. Shortall
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of the Company, hereby constitute and appoint Alan D. Shortall and J. Christopher Naftzger and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as an officer/director of the Company, a registration statement on Form S-8 (or other appropriate form) relating to the offer and sale of common stock of the Company pursuant to the Plans (or any and all amendments, including post-effective amendments, to such registration statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Alan D. Shortall Alan D. Shortall	Director and Chief Executive Officer (principal executive officer)	October 18, 2013

/s/ R. Richard Wieland II R. Richard Wieland II	Chief Financial Officer and Executive Vice President (principal financial officer)	October 18, 2013

/s/ Dennis P. Pyers Dennis P. Pyers	Vice President, Controller and Chief Accounting Officer (principal accounting officer)	October 18, 2013

/s/ Slavko James Joseph Bosnjak Slavko James Joseph Bosnjak	Chairman and Director	October 18, 2013

/s/ John Lund John Lund	Director	October 18, 2013

/s/ William Galle William Galle	Director	October 18, 2013

/s/ Jeff Carter Jeff Carter	Director	October 18, 2013

/s/ Mary Katherine Wold Mary Katherine Wold	Director	October 18, 2013

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3.1	Certificate of Incorporation of Unilife Corporation (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form 10 filed on November 12, 2009)

3.2	Amended and Restated Bylaws of Unilife Corporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on August 17, 2010)

4.1	Unilife Corporation 2009 Stock Incentive Plan, as amended December 1, 2011 (incorporated by reference to Annex A to the Registrant’s Proxy Statement on Schedule 14A filed on October 14, 2011)

4.2	Unilife Corporation Employee Stock Option Plan (incorporated by reference to Exhibit 10.17 to the Registrant’s Registration Statement on Form 10 (File No. 001-34540))

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

23.1	Consent of KPMG LLP

23.2	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

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